Exhibit 10.2

FIRST AMENDMENT

TO

LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made as of 1 April, 2026, by and between Sanford Health, a South Dakota non-profit corporation (“Landlord”), and SAB Biotherapeutics, Inc., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are parties to that certain Lease Agreement dated as of 1 February 2025 (as the same may have been amended, the “Lease”).

B. Landlord and Tenant have agreed to enter into this Amendment for the purpose of reducing the square footage and modifying the space to be leased by Tenant.

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.
Leased Premises. The Leased Premises as defined in Article 1 Section 1 of the Agreement and depicted in Exhibit A of the Agreement shall be amended. Upon execution of this amendment the Leased Space shall now equal thirteen thousand four hundred ninety-two square feet (13,492 sq ft) on the first floor of the Building as depicted on the new Exhibit A attached to this Amendment as Attachment 1. Exhibit A of the Agreement is hereby stricken and replaced with the Exhibit A attached to the Amendment as Attachment 1. Use of Common Area described in the Agreement shall not be affected by this Amendment.
2.
Annual Rent. The Annual Rent described in Article 3 Section 1 shall be adjusted accordingly by multiplying the current per square foot rate by the new square footage. For clarity, no other conditions of the Annual Rent shall be affected by this Amendment, such as, but not limited to, the requirement of twelve (12) payments due on the first of each month and the annual inflation provision.
3.
Entire Agreement. This Amendment constitutes all of the agreements among the parties relating to the matters set forth herein and supersedes all other prior or concurrent oral or written letters, agreements or understandings with respect to the matters set forth herein.
4.
Counterparts. This Amendment may be signed in any number of counterparts by the parties hereto, all of which taken together shall constitute one and the same instrument.
5.
Scope of Amendment. Except as otherwise expressly provided in this Amendment, the terms and provisions of the Lease are unmodified and in full force and effect and the same are ratified and confirmed hereby.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

LANDLORD:

SANFORD HEALTH

By:
Name: Matt Hocks
Title: Chief Operating Officer

TENANT:

SAB BIOTHERAPEUTICS, INC.

By:
Name: Eddie Sullivan
Title: President & Co-Founder

ATTACHMENT 1

EXHIBIT A

Leased Premises

A
B
C
D
OFFICE
LAB
PROMISE LAB
SAb MANUFACTURING FACILITY
SAb COLD ROOM
SAb AREA
SAb LAFT
SAb CLEAN ROOM
SAb FREEZER
WEST BAY
(OPEN TO ABOVE)
FACS
POD 1-5
POD 1-4
POD 1-3
POD 1-2
POD 1-1
POD 2-5
POD 2-4
POD 2-3
POD 2-2
POD 2-1
POD 3-5
POD 3-4
POD 3-3
POD 3-2
POD 3-1
POD 4-5
POD 4-4
POD 4-3
POD 4-2
POD 4-1

Space	L' X W'	FT²
A	17 X 37	629
B	15' X 10'	150
C	95' X 133'	12,635
D	6' X 13'	78

The drawing above summarizes the west bay on the first floor at the Sanford Center. Blue shaded area indicates Leased Premises.